Exhibit 99.1
Contacts:
Richard Szymanski
Morgans Hotel Group
212.277.4188
Kate Finn
The Abernathy MacGregor Group
212.371.5999
MORGANS HOTEL GROUP REPORTS FIRST QUARTER 2009 RESULTS
NEW YORK, NY — May 4, 2009 — Morgans Hotel Group Co. (NASDAQ: MHGC) (“MHG”) today reported financial results for the first quarter ended March 31, 2009.
Highlights
•	Revenue per available room (“RevPAR”) for System-Wide Comparable Hotels decreased 36.0% in constant dollars in the first quarter from the comparable period in 2008.
•	Adjusted EBITDA for the first quarter was $7.1 million, a decrease of 67% from the comparable period in 2008.
•	EBITDA at System-Wide Comparable Hotels during the first quarter decreased by 63% from the comparable period in 2008, a rate of 1.6 times the related RevPAR percentage change.
•	MHG achieved a 21% reduction in operating expenses at System-Wide Comparable Hotels and a 16% reduction in corporate expenses in the first quarter of 2009 from the comparable period in 2008.
•	Additional restructuring initiatives were implemented in January and March 2009. Through our multi-phase contingency plans implemented in the beginning of 2008, we estimate that we have reduced hotel operating expenses and corporate expenses by approximately $20 million and $10 million, respectively, on an annualized basis.
•	With the completion of the redesigned Mondrian Los Angeles and Morgans properties in September 2008, MHG has no significant deferred capital expenditure requirements at its owned hotels.
•	In April, Hard Rock opened a new and expanded Joint Concert Hall and added approximately 65,000 square feet of meeting space. The north tower consisting of 490 rooms is scheduled to open in the summer of 2009 and the casino expansion and south tower consisting of 374 rooms are projected to open in late 2009 or early 2010.
•	Boston Ames and Mondrian SoHo are currently targeted to open in the fourth quarter of 2009 or early 2010.

Fred Kleisner, President and CEO of Morgans Hotel Group, said: “In an increasingly difficult environment, we continued to manage our cost structure and balance sheet in a proactive and aggressive manner to preserve shareholder value. We implemented an additional $10 million in annualized cost savings in the first quarter of 2009 and ended the first quarter with over $87 million in cash on hand. We are confident that we are taking all the right steps to get us through this challenging period, while at the same time maintaining our unique brand experience so that we are well positioned for growth when the economy turns around.”
First Quarter 2009 Operating Results
RevPAR at System-Wide Comparable Hotels decreased by 39.2% (36.0% in constant dollars) in the first quarter of 2009 compared to the first quarter of 2008. Occupancy declined by 17.7% and average daily rate (“ADR”) declined by 26.2% compared to the same period in the prior year.
Interest expense reflects the adoption of a new accounting pronouncement requiring proceeds from the issuance of convertible notes to be allocated between debt and equity components resulting in a debt discount that is amortized over the life of the debt as additional interest expense. The adoption of this pronouncement resulted in $0.6 million of additional interest expense in the first quarter of 2009 and a retroactive $0.6 million increase in interest expense in the first quarter of 2008.
MHG recorded a net loss of $10.6 million in the first quarter of 2009 compared to a net loss of $7.5 million in the first quarter of 2008.
Balance Sheet and Liquidity
As of March 31, 2009, consolidated debt excluding the Clift lease obligation was $688.4 million and cash and cash equivalents were $86.6 million. As of March 31, 2009, we had borrowed $51.7 million under our revolving credit facility, which is secured by three owned hotels — Delano, Royalton and Morgans. MHG’s only near-term consolidated maturity consists of a $40 million non-recourse mortgage at Mondrian Scottsdale which is due in June 2009. We do not intend to invest significant additional capital in this hotel.
During the first quarter of 2009, MHG funded $4.2 million of equity on the Ames Boston project. As a result, MHG estimates that its total future capital commitments for development projects has been reduced to approximately $15 million. With the re-launch of Mondrian Los Angeles and Morgans in September 2008, all major renovation projects have been completed and there are no significant deferred capital expenditure requirements at our owned hotels.
Additionally, MHG expects to utilize its net operating losses of approximately $80 million to offset future income and gains on the sale of assets as part of its long-term strategy to reduce its ownership interests in hotels.
Development Activity
MHG’s projects currently under construction are the Hard Rock expansion, the Boston Ames and the Mondrian SoHo, all of which are expected to be completed in the fourth quarter of 2009 or early 2010.

2009 Outlook
The global economic downturn has had a significant adverse impact on demand, particularly since the middle of September 2008. Given the continuing uncertainty about the depth and duration of the economic crisis, we are not comfortable defining a specific RevPAR target or range for the year. However, we can provide a framework for Adjusted EBITDA given certain RevPAR declines. For example, if RevPAR for the year were to decline on average 20-25%, we would expect 2009 Adjusted EBITDA to be between $45-60 million. This is based on a ratio of EBITDA percentage decline to RevPAR percentage decline between 1.5 and 2.0 times, a ratio we have achieved over the past two quarters.
Conference Call
MHG will host a conference call to discuss the first quarter financial results today at 5:00 PM Eastern time.
The call will be webcast live over the Internet at www.morganshotelgroup.com under the Corporate Info, Investor Overview section. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast.
The call can also be accessed live over the phone by dialing 888-802-8577 or 973-935-8754 for international callers; the password is 96304495. A replay of the call will be available two hours after the call and can be accessed by dialing 800-642-1687 or 706-645-9291 for international callers; the password is 96304495. The replay will be available from May 4, 2009 through May 11, 2009.
Definitions
“Owned Comparable Hotels” includes all wholly-owned hotels operated by MHG except for hotels under renovation during the current or the prior year and development projects. Owned Comparable Hotels for 2009 excludes Mondrian Los Angeles and Morgans, which were under renovation in 2008.
“System-Wide Comparable Hotels” includes all hotels operated by MHG except for hotels under renovation during the current or the prior year and development projects. System-Wide Comparable Hotels for 2009 excludes Mondrian Los Angeles and Morgans, which were under renovation in 2008, the Hard Rock Hotel & Casino in Las Vegas (“Hard Rock”), which has been under renovation and expansion since 2008, and Mondrian South Beach, which opened in December 2008.
“Adjusted EBITDA” is adjusted earnings before interest, taxes, depreciation and amortization as further defined below.
About Morgans Hotel Group
Morgans Hotel Group Co. (NASDAQ: MHGC) operates and owns, or has an ownership interest in, Morgans, Royalton and Hudson in New York, Delano and Shore Club in Miami, Mondrian in Los Angeles, Mondrian in Scottsdale and Mondrian in South Beach, Clift in San Francisco, and Sanderson and St Martins Lane in London. MHG and an equity partner also own the Hard Rock Hotel & Casino in Las Vegas and related assets. MHG has other property transactions in various stages of completion, including projects in SoHo, New York; Las Vegas, Nevada; Palm Springs, California; Boston, Massachusetts; and Dubai, UAE. For more information please visit www.morganshotelgroup.com.

Forward-Looking and Cautionary Statements
Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, downturns in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; risks related to natural disasters, such as earthquakes and hurricanes; risks associated with the acquisition, development and integration of properties; the seasonal nature of the hospitality business; changes in the tastes of our customers; increases in real property tax rates; increases in interest rates and operating costs; the impact of any material litigation; the loss of key members of our senior management; general volatility of the capital markets and our ability to access the capital markets; and changes in the competitive environment in our industry and the markets where we invest, and other risk factors discussed in MHG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and other documents filed by MHG with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and MHG assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

	Three Months
	Ended Mar. 31,
Income Statement	2009	2008
(In thousands, except per share amounts)		(as adjusted)
Revenues :
Rooms	$28,595	$46,155
Food & beverage	19,488	26,570
Other hotel	2,745	3,473

Total hotel revenues	50,828	76,198
Management fees	3,449	4,536

Total revenues	54,277	80,734

Operating Costs and Expenses :
Rooms	10,215	13,169
Food & beverage	14,575	19,367
Other departmental	1,594	2,085
Hotel, selling, general and administrative	12,010	15,772
Property taxes, insurance and other	4,324	4,054

Total hotel operating expenses	42,718	54,447
Corporate expenses :
Stock based compensation	3,069	2,935
Other	6,231	7,402
Depreciation and amortization	7,220	6,091
Restructuring, development and disposal costs	890	537

Total operating costs and expenses	60,128	71,412
Operating income	(5,851)	9,322

Interest expense, net	11,458	11,074
Equity in loss of unconsolidated joint ventures	543	8,045
Other non-operating expenses	570	525

Pre tax loss	(18,422)	(10,322)
Income tax benefit	(8,139)	(3,940)

Net loss	(10,283)	(6,382)

Net income attributable to noncontrolling interest	(303)	(1,149)

Net loss attributable to common stockholders	$(10,586)	$(7,531)

Weighted average shares outstanding — diluted	29,558	32,292

Loss per share available to common stockholders	$(0.36)	$(0.23)

				(In Constant Dollars,
	(In Actual Dollars)			if different)
	Three Months			Three Months
	Ended Mar. 31,		%	Ended Mar. 31,		%
Hotel Operating Statistics	2009	2008	Change	2009	2008	Change
Royalton
Occupancy	77.8%	81.0%	-4.0%
ADR	$254.03	$368.02	-31.0%
RevPAR	$197.64	$298.10	-33.7%

Hudson
Occupancy	69.7%	85.3%	-18.3%
ADR	$170.39	$246.54	-30.9%
RevPAR	$118.76	$210.30	-43.5%

Delano
Occupancy	65.6%	86.7%	-24.3%
ADR	$598.71	$683.80	-12.4%
RevPAR	$392.75	$592.85	-33.8%

Clift
Occupancy	51.8%	69.9%	-25.9%
ADR	$219.50	$266.93	-17.8%
RevPAR	$113.70	$186.58	-39.1%

Mondrian Scottsdale
Occupancy	57.8%	61.1%	-5.4%
ADR	$175.64	$283.45	-38.0%
RevPAR	$101.52	$173.19	-41.4%

Total Owned Comparable Hotels
Occupancy	64.9%	79.1%	-18.0%
ADR	$237.71	$319.62	-25.6%
RevPAR	$154.27	$252.82	-39.0%

St. Martins Lane
Occupancy	68.1%	77.6%	-12.2%	68.1%	77.6%	-12.2%
ADR	$286.40	$425.36	-32.7%	$286.40	$309.22	-7.4%
RevPAR	$195.04	$330.08	-40.9%	$195.04	$239.95	-18.7%

Sanderson
Occupancy	65.4%	72.5%	-9.8%	65.4%	72.5%	-9.8%
ADR	$338.05	$495.74	-31.8%	$338.05	$360.38	-6.2%
RevPAR	$221.08	$359.41	-38.5%	$221.08	$261.28	-15.4%

Shore Club
Occupancy	54.5%	71.5%	-23.8%
ADR	$393.48	$495.24	-20.5%
RevPAR	$214.45	$354.10	-39.4%

System-wide Comparable Hotels
Occupancy	63.9%	77.6%	-17.7%	63.9%	77.6%	-17.7%
ADR	$265.81	$359.96	-26.2%	$265.81	$342.07	-22.3%
RevPAR	$169.85	$279.33	-39.2%	$169.85	$265.45	-36.0%

Morgans
Occupancy	73.9%	79.9%	-7.5%
ADR	$219.79	$311.23	-29.4%
RevPAR	$162.42	$248.67	-34.7%

Mondrian LA
Occupancy	48.5%	52.9%	-8.3%
ADR	$288.91	$345.55	-16.4%
RevPAR	$140.12	$182.80	-23.3%

Hard Rock (1)
Occupancy	89.3%	94.0%	-5.0%
ADR	$134.99	$184.40	-26.8%
RevPAR	$120.55	$173.34	-30.5%

Mondrian South Beach
Occupancy	54.5%	—	n/m
ADR	$279.03	—	n/m
RevPAR	$152.07	$—	n/m

(1)	As customary in the gaming industry, we present average occupancy and average daily rate for the Hard Rock including rooms provided on a complimentary basis which is not the practice in the lodging industry

Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
We believe that earnings before interest, income taxes, depreciation and amortization (EBITDA) is a useful financial metric to assess our operating performance before the impact of investing and financing transactions and income taxes. It also facilitates comparison between us and our competitors. Given the significant investments that we have made in the past in property, plant and equipment, depreciation and amortization expense comprises a meaningful portion of our cost structure. We believe that EBITDA will provide investors with a useful tool for assessing the comparability between periods because it eliminates depreciation and amortization expense attributable to capital expenditures.
We disclose Adjusted EBITDA because we believe it provides a meaningful comparison to our EBITDA as it excludes other non-operating (income) expenses that do not relate to the on-going performance of our assets and excludes the operating performance of assets in which we do not have a fee simple ownership interest. It also excludes stock-based compensation expense.
The use of EBITDA and Adjusted EBITDA has certain limitations. Our presentation of EBITDA and Adjusted EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not reflect capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation, interest and income tax expense, capital expenditures and other items both in our reconciliations to our GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. The term EBITDA is not defined under accounting principles generally accepted in the United States, or U.S. GAAP, and EBITDA is not a measure of net income, operating income, operating performance or liquidity presented in accordance with U.S. GAAP. In addition, EBITDA is impacted by reorganization of businesses and other restructuring-related charges. When assessing our operating performance, you should not consider this data in isolation, or as a substitute for our net income, operating income or any other operating performance measure that is calculated in accordance with U.S. GAAP. In addition, our EBITDA may not be comparable to EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as we do.

A reconciliation of net income (loss), the most directly comparable U.S. GAAP measures, to EBITDA and Adjusted EBITDA for each of the respective periods indicated is as follows:

	Three Months
	Ended March 31,
EBITDA Reconciliation	2009	2008
(In thousands)		(as adjusted)
Net loss attributable to common stockholders	$(10,586)	$(7,531)
Interest expense, net	11,458	11,074
Income tax benefit	(8,139)	(3,940)
Depreciation and amortization expense	7,220	6,091
Proportionate share of interest expense from unconsolidated joint ventures	6,402	8,488
Proportionate share of depreciation expense from unconsolidated joint ventures	2,038	2,945
Proportionate share of depreciation expense of noncontrolling interest in consolidated joint ventures	(90)	(99)
Noncontrolling interest	(354)	(242)
Proportionate share of loss from unconsolidated joint ventures not recorded due to negative investment balances	(5,405)	—

EBITDA	2,544	16,786

Add: Restructuring, development and disposal costs	890	537
Add : Other non operating expense	570	525
Add : Other non operating expense (income) from unconsolidated joint ventures	(288)	2,333
Less : EBITDA from leased hotel	276	(1,532)
Add : Stock based compensation	3,069	2,935

Adjusted EBITDA	$7,061	$21,584

Room Revenue Analysis	Three Months
(In thousands, except percentages)	Ended Mar. 31,		%
	2009	2008	Change

Royalton	$2,987	$4,555	-34%
Hudson	8,621	15,410	-44%
Delano	6,858	10,469	-34%
Clift	3,748	6,162	-39%
Mondrian Scottsdale	1,726	3,060	-44%

Total Owned Comparable Hotels	23,940	39,656	-40%

Morgans	1,665	2,557	-35%
Mondrian LA	2,990	3,942	-24%

Total Owned Hotels	$28,595	$46,155	-38%

Hotel Revenue Analysis	Three Months
(In thousands, except percentages)	Ended Mar. 31,		%
	2009	2008	Change

Royalton	$4,447	$6,505	-32%
Hudson	12,026	20,341	-41%
Delano	14,191	19,999	-29%
Clift	6,866	10,354	-34%
Mondrian Scottsdale	3,049	5,549	-45%

Total Owned Comparable Hotels	40,579	62,748	-35%

Morgans	3,841	5,381	-29%
Mondrian LA	6,408	8,069	-21%

Total Owned Hotels	$50,828	$76,198	-33%

Hotel EBITDA Analysis	Three Months
(In thousands, except percentages)	Ended Mar. 31,		%
	2009	2008	Change

Royalton	$(240)	$880	-127%
Hudson	727	5,766	(1)
Delano	5,377	8,477	-37%
Clift	(276)	1,532	-118%
Mondrian Scottsdale	567	1,263	-55%

Owned Comparable Hotels	6,155	17,918	-66%

St Martins Lane	1,014	1,982	-49%
Sanderson	540	1,000	-46%
Shore Club	186	367	-49%

Joint Venture Comparable Hotels	1,740	3,349	-48%

System-Wide Comparable Hotels	7,895	21,267	-63%

Morgans	(240)	865	-128%
Mondrian LA	1,514	1,817	-17%
Hard Rock — Joint Venture	404	2,031	-80%
Mondrian South Beach — Joint Venture	26

Total Hotels	$9,599	$25,980	-63%

Adjusted EBITDA and Debt Analysis
(in thousands)

	Adjusted
	EBITDA
	Twelve Months
	Ended	Debt at
Consolidated Operations	March 31, 2009	March 31, 2009

Morgans (1)	1,863
Royalton	5,439
Delano	19,051
Revolving Credit Facility	—	51,744

Sub - total	26,353	51,744

Hudson	34,246	255,657
Mondrain LA (1)	7,708	120,500
Mondrian Scottsdale	(478)	40,000
Other (2)	(7,572)	220,484

Total	60,257	688,385

Less: Cash		(86,558)

Net Debt		601,827

(1)	Hotel was under renovation in the past twelve months and had rooms out of service

(2)	Includes outstanding debt on convertible notes, trust preferred securities, the Gale promissory note and excludes capital lease obligations at the Clift

		Proportionate
		Share of
		Adjusted EBITDA	Proportionate
		Twelve Months	Share of
Joint Venture	Ownership	Ended	Debt
Comparable Hotels (1)	Percentage	March 31, 2009	March 31, 2009

Sanderson and St. Martins Lane	50%	10,845	72,472
Shore Club	7%	693	8,422

(1)	Includes information only for System-Wide Comparable Hotels other than Owned Comparable Hotels

Balance Sheet
(In thousands)

	Mar 31,	Dec 31,
	2009	2008
		(as adjusted)

Cash	$86,558	$49,150
Restricted cash	20,224	21,484
Property and equipment	551,843	555,645
Goodwill	73,698	73,698
Accounts receivable	15,367	14,573
Prepaid expenses and other assets	10,144	9,192
Investments in joint ventures	61,677	56,754
Other assets	81,245	74,968

Total assets	$900,756	$855,464

Long-term debt	688,385	635,601
Capital lease obligations — Clift	81,985	81,578
Accounts payable and accrued expenses	27,393	26,711
Other liabilities	33,014	35,655
Distributions and losses in excess of investment in unconsolidated joint ventures	14,866	14,563

Total liabilities	845,643	794,108

Total Morgans Hotel Group Co. stockholders equity	37,693	43,423
Noncontrolling interest	17,420	17,933

Total stockholders’ equity	55,113	61,356

Total liabilities and stockholders’ equity	$900,756	$855,464